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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 13-1024020
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

      1271 Avenue of the Americas
           New York, New York                               10020
(Address of Principal Executive Offices)                 (Zip Code)

If this Form relates to the                If this Form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [X]                                   box. [ ]

Securities Act registration statement file number to which this form relates:
333-109384

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                 Name of Each Exchange on Which
       to be so Registered                 Each Class is to be Registered
      ---------------------                -------------------------------

Series A Mandatory Convertible             New York Stock Exchange
Preferred Stock, no par value,
liquidation preference $50.00
per share

Securities to be registered pursuant to Section 12(g) of the Act:   None.

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Item 1.  Description of Registrant's Securities to be Registered.

                  The Interpublic Group of Companies, Inc. (the "Registrant") registers hereunder its Series A Mandatory Convertible Preferred Stock (the "Preferred Stock"). A general description of the Preferred Stock may be found on page 31 of the prospectus forming part of the Registrant's Amendment No. 1 to Form S-3 Registration Statement (Registration No. 333-109384), filed with the Securities and Exchange Commission (the "Commission") and declared effective on November 20, 2003. In addition, a detailed description of the Preferred Stock may be found under the heading "Description of Series A Mandatory Convertible Preferred Stock" beginning on page S-21 of the preliminary prospectus supplement, subject to completion, dated December 9, 2003 (Registration No. 333-109384), which description is hereby incorporated herein by reference and made part of this registration statement in its entirety. The Registrant also incorporates by reference its contemplated future filing of the final prospectus supplement pursuant to Rule 424(b).

Item 2.  Exhibits.

                  The following exhibits are filed as part of this registration statement:

3.1 Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, is incorporated herein by reference.

3.2 Bylaws of the Registrant, amended as of July 31, 2003, filed as Exhibit 3(ii) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, is incorporated herein by reference.

4.1* Form of Certificate of Designations of Series A Mandatory Convertible Preferred Stock of the Registrant.

99(A) Preliminary Prospectus Supplement, subject to completion, dated December 9, 2003, is incorporated herein by reference to the Registrant's filing under Rule 424(b) with the Commission on December 10, 2003 (Registration No. 333-109384).

99(B)             Registration Statement on Form S-3 (Registration No.
                  333-109384), as amended by Amendment No. 1 to the Registration Statement on Form S-3, filed with the Commission and declared effective on November 20, 2003, is incorporated herein by reference.

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*    Form of Certificate of Designations of Series A Mandatory Convertible
     Preferred Stock is filed herewith. The executed Certificate of Designations of Series A Mandatory Convertible Preferred Stock will be filed as an exhibit to a Current Report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       The Interpublic Group of Companies, Inc.
                                                    (Registrant)
Date:    December 12, 2003             By: /s/ Nicholas J. Camera
                                           ------------------------------------
                                            Name:  Nicholas J. Camera
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary

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                                  EXHIBIT INDEX



       Exhibit No.                   Description of Exhibit
       -----------                   ----------------------

          3.1 Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, is incorporated herein by reference.

          3.2 Bylaws of the Registrant, amended as of July 31, 2003, filed as Exhibit 3(ii) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, is incorporated herein by reference.

          4.1* Form of Certificate of Designations of Series A Mandatory Convertible Preferred Stock of the Registrant.

          99(A) Preliminary Prospectus Supplement, subject to completion, dated December 9, 2003, is incorporated herein by reference to the Registrant's filing under Rule 424(b) with the Commission on December 10, 2003 (Registration No. 333-109384).

          99(B)          Registration Statement on Form S-3 (Registration No.
                         333-109384), as amended by Amendment No. 1 to the Registration Statement on Form S-3, filed with the Commission and declared effective on November 20, 2003, is incorporated herein by reference.


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*    Form of Certificate of Designations of Series A Mandatory Convertible
     Preferred Stock is filed herewith. The executed Certificate of Designations of Series A Mandatory Convertible Preferred Stock will be filed as an exhibit to a Current Report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.